Exhibit 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is entered into effective as of August 27, 2014 (“Effective Date”), by and among Cardigant Medical, Inc., a Delaware corporation (“Cardigant”), and Cardigant Neurovascular Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, Cardigant is a development stage biotechnology company engaged in the business of developing biologic and peptide based compounds and enhanced methods for local delivery for the treatment of vascular disease including peripheral artery disease and certain cancers (the “Business”);

WHEREAS, Cardigant holds all of the assets and liabilities of the Business and Cardigant desires to contribute, and the Company desires to acquire and assume, on the terms and subject to the conditions set forth herein, several of the assets and liabilities of the Business (other than the Excluded Assets, as such term is defined below) (the “Contribution”);

WHEREAS, Cardigant desires to eliminate its public reporting requirements for the development of its vascular technology to provide greater focus on development and less requirements for public disclosure of technical information; and

WHEREAS, Cardigant and the Company each expect to benefit from the consummation of the transactions contemplated hereby and, to induce each other to enter into this Agreement, do agree to be bound by the terms and provisions in this Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                                       ARTICLE I

CONTRIBUTION OF ASSETS

I.1 Contribution of Assets.

(a) On the terms and subject to the conditions contained in this Agreement, effective upon the Effective Date, as a contribution to capital, Cardigant hereby contributes, conveys, assigns, transfers and delivers, and the Company hereby accepts, all assets, properties, rights, titles and interests that are used or held for use by the Business of every kind or nature owned, leased, licensed or otherwise held by Cardigant (including indirect and other forms of beneficial ownership) as of the date of this Agreement, whether tangible, intangible, real or personal and wherever located, including, without limitation, all of the following assets, but excluding the Excluded Assets (the “Contributed Assets”):

(i)

all billed and unbilled accounts receivable and all correspondence with respect thereto, including all accounts receivable, notes receivable from customers, vendor credits and accounts receivable from employees and all other obligations from customers with respect to sales of goods or services, regardless of whether evidenced by a note;

(ii) all prepayments, prepaid expenses and other similar assets, including deposits under leases, but excluding such items as are associated primarily with Excluded Liabilities;

(iii) all rights and interests of Cardigant to leased or subleased real property;

(iv) all inventory;

(v) all rights of Cardigant in and to machinery, equipment, furniture, automobiles and other vehicles, spare parts and supplies, computers and all related equipment, telephones and all related equipment and all other tangible personal property;

(vi) all rights existing under all contracts related to the Business to which Cardigant is a party (“Contributed Contracts”);

(vii) all claims, deposits, prepayments, warranties, guarantees, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of every kind and nature with respect to the Contributed Assets or the Assumed Liabilities;

(viii) all intellectual property related to the Business;

(ix) all goodwill associated with the Business as a going concern;

(x) all permits related to the Business;

(xi) all equity interests in subsidiaries of Cardigant;

(xii) copies of all customer and supplier lists, customer and supplier records and data, invoices and all books, records and accounts, financial records, manuals, studies, reports or summaries, sales and promotional literature, and copies of all tax notes, worksheets, files or documents relating thereto, to the extent related to the Business, in each case, whether in written or electronic format;

(xiii) all rights to receive and retain mail and other communications relating to the Business, the Contributed Assets and the Assumed Liabilities; and

(xiv) all bank accounts and lockboxes of Cardigant relating to the Business.

(b)

Excluded Assets. Notwithstanding the foregoing, the following assets are expressly excluded from the Contribution contemplated hereby (the “Excluded Assets”) and, as such, are not included in the assets to be conveyed hereby:

(i) Cardigant’s rights under or pursuant to this Agreement;

(ii) any right to receive mail and other communications addressed to Cardigant relating to the Excluded Assets;

(iii) any capital stock of Cardigant and (originals of) its minute books and shareholder and stock transfer records and similar corporate records;

(iv) all (originals of) tax returns of Cardigant; and

(v) the assets listed on Schedule 1.1(b)(v).

I.2 Option to Purchase Excluded Assets. As partial consideration for the assumption of the Assumed Liabilities per Section 1.3 below, Cardigant grants Company an exclusive Option for a period of six (6) months following the closing date to purchase 100% of the excluded assets for the purchase price of $1. Exercise of the Option shall be deemed effective by notice in Writing (email is acceptable) and payment of the purchase price.

I.3 Assumption of Liabilities.

(a) Assumed Liabilities. In connection with the contribution, conveyance, assignment, transfer and delivery of the Contributed Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, the Company hereby assumes and agrees to pay, defend, discharge and perform as and when due all of the liabilities of Cardigant (other than Excluded Liabilities) to the extent arising (i) from the conduct of the Business prior to the date of this Agreement and (ii) after the date of this Agreement with respect to obligations assumed by the Company pursuant to the Contributed Contracts contributed to the Company under Section 1.1(a)(vi) (including any future change in terms related to such Contributed Contracts) (collectively, “Assumed Liabilities”), by appropriate instruments of assumption reasonably satisfactory to the Company.

(b) Excluded Liabilities. Notwithstanding anything contained in this Agreement to the contrary and regardless of whether such liability is disclosed herein or on any schedule or exhibit hereto, the Company will neither assume nor be liable for the following liabilities or obligations of Cardigant or any other person or entity, regardless of whether relating to the Business or the Contributed Assets, and in each case, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, and collectively referred to herein as the “Excluded Liabilities”):

(i) all liabilities or obligations resulting from, arising out of, relating to, in the nature of, or caused by:

(A)

Cardigant’s ongoing public company reporting obligations to the SEC including all auditor related fees prior to the closing date not to exceed four thousand United States dollars; or

(B) Cardigant’s ongoing public company reporting obligations to the SEC after the date of close;

I.4 Forwarding of Proceeds.  In the event that Cardigant collects or receives any proceeds on or after the date hereof that constitute, arise from or are paid in connection with any Contributed Assets, including without limitation, accounts receivable and the Contributed Contracts, Cardigant shall promptly remit such proceeds to the Company no later than seven (7) days following such collection or receipt.

                                                     ARTICLE II

MISCELLANEOUS

I.5 Further Actions. From time to time, as and when requested by another party, Cardigant and the Company shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as the requesting party may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement, and to consummate and give effect to the transactions, covenants and agreements contemplated hereby and thereby.

I.6 Entire Agreement. This Agreement, which includes every appendix, schedules and exhibit attached hereto and the other documents, agreements and instruments executed and delivered pursuant to this Agreement, contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements, agreements or understandings with respect thereto, whether written or oral.

I.7 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Unless the context of this Agreement clearly requires otherwise, (a) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (b) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” or “without limitation” and (c) references “hereunder” or “herein” relate to this Agreement.

I.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its principals of conflict of laws.

I.9 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing and signed by the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

I.10 Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any person (including any broker or finder), except for the parties themselves and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

I.11 Severability. If any term or provision of this Agreement shall, in any jurisdiction, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, or affecting any other provision of this Agreement.

I.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which shall constitute one and the same agreement. Facsimile signatures (including those in PDF format) shall be treated as if they were originals.

Signatures on following page

IN WITNESS WHEREOF, the undersigned have executed and delivered this Contribution Agreement effective as of the Effective Date.

COMPANY:

CARDIGANT NEUROVASCULAR INC.

By:

/s/ Jerett A. Creed

Name:

Jerett Creed

Title:

President & CEO, Director

CARDIGANT:

CARDIGANT MEDICAL, INC.

By:

/s/ Jerett A. Creed

Name:

Jerett Creed

Title:

President & CEO, Director

Schedule 1.1(b)(v)

Additional Excluded Assets

1.

Assets related to the use of HDL nanoparticles as drug delivery vehicles for the treatment of cancer including methods of production and other know-how necessary to formulate nanoparticles, HepG2 cell lines necessary for assaying the nanoparticle preps, any drafts of patent applications and methods for determining particle stability and function.

2.

Intellectual Property related to the Cardigant Medical Inc. name and logo.

-7-